Exhibit 3.2
                                                      -----------

                   AMENDED AND RESTATED BYLAWS
                               OF
                         UAL CORPORATION
                 (as amended September 23, 1999)
                 -------------------------------
                            ARTICLE 1
                           DEFINITIONS

     As used in these Restated Bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

     1.1 "Assistant Secretary" means an Assistant Secretary of the Corporation.

     1.2 "Assistant Treasurer" means an Assistant Treasurer of the Corporation.

     1.3    "Board" means the Board of Directors of the Corporation.

     1.4 "Board Committees" has the meaning defined in the Restated Certificate.

     1.5 "Chairman" means the Chairman of the Board of Directors of the Corporation.

     1.6    "Chief Executive Officer" means the Chief Executive
Officer of the Corporation.

     1.6.1 "Common Stock" has the meaning defined in the Restated Certificate.

     1.7    "Corporation" means UAL Corporation.

     1.8    "Director" means a director of the Corporation.

     1.9    "Effective Time" has the meaning defined in the Restated
Certificate.

     1.10 "Entire Board" means all Directors of the Corporation who would be in office if there were no vacancies.

     1.11   "General Counsel" means the General Counsel of the
Corporation.

     1.12 "GCL" means the General Corporation Law of the State of Delaware, as amended from time to time.

     1.13 "Management Public Director" has the meaning defined in the Restated Certificate.

     1.14   "President" means the President of the Corporation.

     1.14.1 "Public Directors" has the meaning defined in the Restated Certificate.

     1.15 "Restated Certificate" means the Restated Certificate of Incorporation of the Corporation, as amended from time to time.

     1.16 "Restated Bylaws" means the Amended and Restated Bylaws of the Corporation, as amended from time to time.

     1.17   "Secretary" means the Secretary of the Corporation.

     1.18   "Stockholders" means the stockholders of the Corporation.

     1.19   "Subsidiary" has the meaning defined in the Restated
Certificate.

     1.20 "Substantive Amendment" has the meaning defined in the Resided Certificate.

     1.21 "Termination Date" has the meaning defined in the Restated Certificate.

     1.22   "Treasurer" means the Treasurer of the Corporation.

     1.23 "Union Directors" means the meaning defined in the Restated Certificate.

     1.24   "Vice President" means a Vice President of the
Corporation.

                            ARTICLE 2

                     Stockholders' Meetings

     2.1 Annual Meeting. A meeting of Stockholders shall be held annually for the election of Directors and the transaction of other business at an hour and date as shall be determined by the Board and designated in the notice of meeting.

     2.2   Special Meetings.

     (a) Until the Termination Date, a special meeting of Stockholders may be called at any time by (i) the Board, (ii) any two Directors, (iii) the Chief Executive Officer or (iv) the Secretary. At any special meeting of Stockholders only such business may be transacted as is related to the purpose or purposes of such meeting set forth in the notice thereof given pursuant to Section 2.4.*


     (b) Upon the occurrence of the Termination Date, subject to the Restated Certificate, a special meeting of the Stockholders may be called only by the Board, and at an hour and date as shall be determined by them.

     2.3 Place of Meetings. All meetings of Stockholders shall be held at such places, within or without the State of Delaware, as may from time to time be fixed by the Board or as specified or fixed in the respective notices.

     2.4 Notices of Stockholders' Meetings. Except as otherwise provided in Section 2.5 or otherwise required by the Restated Certificate or applicable law, written notice of each meeting of Stockholders, whether annual or special, shall be given to each Stockholder required or permitted to take any action at or entitled to notice of such meeting not less than ten nor more than sixty days before the date on which the meeting is to be held, by delivering such notice to him, personally or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail, with postage prepaid, directed to the Stockholder at his address as it appears on the stock books of the Corporation. Every notice of a meeting of Stockholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

_________________
* An asterisk indicates those Sections or Subsections of these Restated Bylaws, the Substantive Amendment of which will require, until the Termination Date, a special vote of either the Board or the Stockholders, as provided in the Restated Certificate.

     2.5 Waivers of Notice. Notwithstanding any other provision in these Restated Bylaws, notice of any meeting of Stockholders shall not be required as to any Stockholder who shall attend such meeting in person or be represented by proxy, except when such Stockholder attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business at such meeting because the meeting is not lawfully called or convened. If any Stockholder shall, in person or represented by proxy, waive notice of any meeting, whether before or after such meeting, notice thereof shall not be required as to such Stockholder.

     2.6   Quorum Requirements and Required Vote at Stockholder
Meetings.

     (a) Except as otherwise required by applicable law, until the Termination Date, the quorum requirements at any meeting of Stockholders shall be as set forth in the Restated Certificate.*

     (b) Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, upon the occurrence of the Termination Date, at all meetings of Stockholders the presence, in person or represented by proxy, of the holders of outstanding shares representing at least one-third of the total voting power entitled to vote at a meeting of Stockholders shall constitute a quorum for the transaction of business; provided, however, that where a separate vote of a class or classes or series of stock is required the presence in person or represented by proxy of the holders of outstanding shares representing at least one-third of the total voting power of all outstanding shares of such class or classes or series shall constitute a quorum thereof entitled to take action with respect to such separate vote.

     (c) Except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, including, without limitation, Section 3.3 hereof, the affirmative vote of at least a majority in voting power of the shares present in person or represented by proxy and entitled to vote thereon at a meeting of Stockholders at which a quorum is present shall be the act of the Stockholders.*

     (d) The holders of a majority in voting power of the shares entitled to vote and present in person or represented by proxy at any meeting of Stockholders, whether or not a quorum is present, may adjourn such meeting to another time and place. At any such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally called. Unless otherwise required by applicable law, the Restated Certificate or these Restated
Bylaws, no notice of an adjourned meeting need be given.

     2.7 Proxies. Each Stockholder entitled to vote at a meeting of Stockholders may authorize another person or persons to act for him by proxy, but such proxy shall no longer be valid eleven months after the date of such proxy.

     2.8 Judges. At every meeting of Stockholders, the votes shall be conducted by two judges appointed for that purpose by the Board or, failing such appointment, appointed by the affirmative vote of a majority in voting power of the Stockholders present in person or represented by proxy at the meeting. All questions with respect to the qualification of voters, the validity of the proxies and the acceptance or rejection of votes shall be decided by such judges. Before acting at any meeting, the judges shall be sworn faithfully to execute their duties with strict impartiality and according to the best of their ability. If any judge appointed to act at any meeting shall fail to be present or shall decline to act, the Stockholders at the meeting present in person or represented by proxy shall, by the affirmative vote of the holders of at least a majority in voting power of the stock present in person or represented by proxy and entitled to vote thereon, appoint another judge to act in his place.

     2.9 Conduct of Stockholders' Meetings. The Chairman or, in his absence, a Director or officer designated by the Chairman, shall preside at all meetings of Stockholders and may establish such rules of procedure for conducting the meetings as he deems fair and reasonable.

     2.10  Proposing Business or Nominating Public Directors at
Stockholders' Meetings.

     (a) No business may be transacted at an annual meeting of Stockholders unless (1) specified in the notice of such meeting or any supplement thereto, given by or at the direction of the Board (or any duly authorized Board Committee); (2) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized Board Committee); or (3) otherwise properly brought before the annual meeting by any Stockholder who (A) is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and, as of the record date for the determination of Stockholders, is entitled to vote at such annual meeting on the matter that is being brought before the meeting by such Stockholder, and (B) complies with the notice procedures set forth in this Section 2.10.

     (b) To the fullest extent permitted by law, only persons who satisfy the qualification requirements set forth in Article Fifth of the Restated Certificate shall be eligible for election as Public Directors of the Corporation. Nominations for Public Directors may be made at any annual meeting of Stockholders or at any special meeting of Stockholders called for the purpose of electing Public Directors (the annual meeting or such special meeting herein called the "Stockholders' Meeting"), (1) by or at the direction of the Board (or any duly authorized Board Committee), or (2) by any Stockholder who (A) is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and, as of the record date for the determination of Stockholders, is entitled to vote at such Stockholders' Meeting on the election of Public Directors, and (B) complies with the notice procedures set forth in this Section 2.10.

     (c) In addition to any other applicable requirements for business to be properly brought before, or for a nomination of a Public Director to be made at, a Stockholders' Meeting by a Stockholder, such Stockholder must have given timely notice in writing to the Secretary. For a Stockholders' meeting that is an annual meeting, a timely written notice must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than one hundred-twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of Stockholders. In the event the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, or if the Stockholders' Meeting is a special meeting, notice by the Stockholder, in order to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Stockholders' Meeting was mailed or public disclosure of the date of the Stockholders' Meeting was made, whichever first occurs.

          (1) When proposing business other than the election of Public Directors, a Stockholder's notice must set forth (A) a brief description of the business desired to be brought before the Stockholders' Meeting and the reasons for conducting such business at the Stockholders' Meeting, (B) the name and record address of such Stockholder, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (D) a description of all arrangements or understandings between such Stockholder and any other person or persons (including their names) in connection with the proposal of such business by such Stockholder and any material interest of such Stockholder in such business and
     (E) a representation that such Stockholder intends to appear in person or by proxy at the Stockholders' Meeting to bring such business before the meeting.

          (2) When proposing to nominate a Public Director, a Stockholder's notice to the Secretary must set forth (A) as to each person whom the Stockholder proposes to nominate for election as a Public Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder, and (v) such other information as may be reasonably necessary to permit the Corporation to determine that (y) the person satisfies the qualification requirements of the Restated Certificate and (z) no violation of the Clayton Act will occur; and (B) as to the Stockholder giving notice, (i) the name and record address of such Stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such Stockholder, (iii) a description of all arrangements or understandings between such Stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Stockholder, (iv) a representation that such Stockholder intends to appear in person or by proxy at the Stockholders' Meeting to nominate the persons named in its notice and (v) any other information relating to such Stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Public Directors pursuant to
     Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a Public Director if elected.

          (3) At a Stockholders' Meeting that is a special meeting, a Stockholder may not propose any business other than the election of Public Directors, and then only if such meeting has been called for the purpose of electing Public Directors.

          (4) Nominations for directors who are not Public Directors shall only be made by the holders of the class of stock eligible to elect such class of director, and then only in accordance with the procedures and qualification requirements of the Restated Certificate and any stockholder agreements applicable to such nomination process.

     (d) If the Chairman of the Stockholders' Meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the Stockholders'
Meeting that the nomination was defective and such defective nomination shall be disregarded.

     (e) No business shall be conducted at a Stockholders' Meeting except business brought before the Stockholders' Meeting in accordance with the procedures set forth in Article 2 of these Restated Bylaws; provided, however, that, once business has been properly brought before the Stockholders' Meeting in accordance with such procedures, nothing in this Section 2.10 shall be deemed to preclude discussion by any Stockholder of any such business. If the Chairman of a Stockholders' Meeting determines that business was not properly brought before the Stockholders' Meeting in accordance with the foregoing procedures, the Chairman shall declare to the Stockholders' Meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                            ARTICLE 3

                       Board Of Directors

     3.1   Number, Composition and Term of Office.  The number of
Directors on the Board, the composition of the Board and term of office of Directors shall be as provided in the Restated
Certificate.*

     3.2   Nomination of the Chief Executive Officer as a
Management Public Director. Until the Termination Date, subject to the fiduciary obligations of the Directors, one of the Management Public Directors nominated by the Board in accordance with Section 2.5 of Article Fifth of the Restated Certificate shall be the Chief Executive Officer.*

     3.3 Election. Except as otherwise required by applicable law or the Restated Certificate, and notwithstanding Section 2.6(c) hereof, Directors shall be elected by a plurality of the votes cast at a meeting of Stockholders by the holders of shares entitled to vote on their election.*

     3.4 Place of Meetings. Meetings of the Board may be held either within or without the State of Delaware.

     3.5 Organization Meeting. The Board shall meet as soon as practicable after each annual meeting of Stockholders at the place of such annual meeting for the purpose of organization and the transaction of other business. No notice of such meeting of the Board shall be required. Such organization meeting may be held at any other time or place specified in a notice given as hereinafter provided for special meetings of the Board, or in a consent and waiver of notice thereof, signed by all of the Directors.

     3.6 Stated Meetings. The Board may from time to time, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, appoint the time and place for holding stated meetings of the Board; and such meetings shall thereupon be held at the time and place so appointed, without the giving of any special notice with regard thereto. In case the day appointed for a stated meeting shall fall upon a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the regularly appointed hour. Any and all business may be transacted at any stated meeting; provided however, no business may be transacted at any stated meeting which under the Restated Certificate may be taken by the Board only with a greater or additional vote of the Board or any class of Directors than that provided for in Section 2.11 of Article Fifth of the Restated Certificate, including, without limitation, any business that is subject to Section 3 of Article Fifth of the Restated Certificate, unless a description of such business is set forth in a notice of meeting given in accordance with Section 3.8.*

     3.7 Special Meetings. Special meetings of the Board shall be held whenever called by any two Directors or by the Chairman, or, in the event that the office of the Chairman is vacant by the President. Notice of a special meeting shall set forth a description of such meeting and be sent to the Directors as provided in Section 3.8. The only business that may be transacted at such meeting shall be the business as described in such notice.*

     3.8 Notices of Board Meetings. Notice of any special meeting or, to the extent required pursuant to Section 3.6, stated meeting shall be sent to each Director at his residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than five business days before the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, not later than two business days before the day of such meeting. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of the Board need not however be given to any Director, if waived by him in writing or if, subject to applicable law, he shall be present at the meeting. Any meeting of the Board shall be a legal meeting without any notice thereof having been given if all of the Directors shall be present thereat, except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.*

     3.9   Quorum and Manner of Acting.

     (a) Until the Termination Date, the quorum requirements for meetings of the Board and the vote required for Board action shall be as provided in the Restated Certificate.*

     (b) Upon the occurrence of the Termination Date, except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the presence of at least one-third of the Directors in office at the time of any organization, stated or special meeting of the Board shall constitute a quorum for the transaction of business; and, except as otherwise required by applicable law, the Restated Certificate or these Restated Bylaws, the affirmative vote of a majority of the votes entitled to be cast by the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the affirmative vote of a majority of the votes entitled to be cast by the Directors present may adjourn any meeting, from time to time, until a quorum is present.

     3.10 Telephone Meetings. Directors or members of any committee of the Board may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.10 shall constitute presence in person at such meeting.*

     3.11 Chairman of the Board Pro Tempore. In the absence of both the Chairman and the Chief Executive Officer at any meeting of the Board, the Board may appoint from among its members a Chairman of the Board pro tempore, who shall preside at such meeting, except where otherwise provided by law.

     3.12  Removal of Directors.

     (a) Until the Termination Date, any Director may be removed without cause or for cause as provided in the Restated
Certificate.*

     (b) Upon the occurrence of the Termination Date, (i) any Director may be removed without cause at any time only by the affirmative vote of the holders of a majority in voting power of the shares of the class or classes or series of stock that are entitled to vote for the election of such Director, voting separately as a class or series, and (ii) any Director or the entire Board may be removed for cause as provided under the GCL.

     3.13 Additional Qualification of Directors. No person shall be eligible for election as a Director if at the time of such election such person is 70 or more years of age.

     3.14  Vacancies on the Board.

     (a) Until the Termination Date, vacancies on the Board may only be filled as provided in the Restated Certificate.*

     (b) Upon the occurrence of the Termination Date, except as otherwise provided in the Restated Certificate, any vacancy on the Board caused by the removal, either for or without cause, of a Director may be filled by the Stockholders entitled to vote thereon at the meeting at which such Director is removed or at any subsequent meeting. Upon the occurrence of the Termination Date, except as otherwise provided in the Restated Certificate, in case of any increase in the authorized number of Directors, unless such increase is created by reason of the failure to pay dividends on some class or classes or series of stock of the Corporation, or of any vacancy created by the death or resignation of a Director, unless such vacancy arises in any Directorship created by reason of a failure to pay dividends on some class or classes or series of stock of the Corporation, then, the additional Director or Directors may be elected, or, as the case may be, the vacancy or vacancies may be filled, either
(a) by the Board by the affirmative vote of a majority of the votes entitled to be cast by the Directors then in office, although less than a quorum, or (b) by a plurality of the votes cast by the Stockholders entitled to vote thereon, either at an annual meeting or at a special meeting called for such purpose at which a quorum is present.

     3.15 Directors' Fees. The Board shall have authority to determine, from time to time, the amount of compensation that shall be paid to its members for attendance at meetings of the Board or of any committee of the Board, which compensation may be payable currently or deferred.

                            ARTICLE 4

                        Board Committees

     4.1   Designation.

     (a)   Until the Termination Date, the designation of Board
Committees shall be as provided in the Restated Certificate.*

     (b) So far as practicable, members of each committee of the Board shall be appointed annually at the organization meeting of the Board.

     (c) Upon the occurrence of the Termination Date, except as otherwise provided in the Restated Certificate, the Board may, by resolution adopted by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board designate one or more committees of the Board, each such committee to consist of one or more Directors. Upon the occurrence of the Termination Date, except as otherwise provided in the Restated Certificate, unless sooner discharged by the affirmative vote of a majority of the votes entitled to be cast by the entire Board, members of each committee of the Board shall hold office until the organization meeting of the Board in the next subsequent year and until their respective successors are appointed. Each committee of the Board shall have power to appoint one of its members to act as chairman of such committee by the affirmative vote of a majority of the votes entitled to be cast by all of the members of such committee.

     4.2   Meetings.

     (a) Stated meetings of any committee of the Board shall be held at such times and at such places as shall be fixed, from time to time, by resolution adopted by the Board or by the affirmative vote of a majority of the votes entitled to be cast by the members of such committee of the Board and upon notification pursuant to Section 4.3 to all the members of such committee. In the case the day appointed for a stated meeting shall fall upon a legal holiday, such meeting shall be held on the next following day, not a legal holiday, at the appointed hour. Any and all business may be transacted at any stated meeting of any committee of the Board; provided, however, no business may be transacted at any stated meeting of any committee of the Board which under the Restated Certificate may be taken by such committee only with a greater or additional vote of such committee or any class of Directors than that provided for in
Section 4.1.12 of Article Fifth of the Restated Certificate, unless a description of such business is set forth in a notice of meeting given in accordance with Section 4.3.*

     (b) Special meetings of any committee of the Board may be called at any time by the chairman of such committee or by any two members of the committee. Notice of a special meeting of any committee of the Board shall set forth a description of the business to be transacted at such meeting and be sent to the members of such committee of the Board as provided in Section 4.3.

The only business that may be transacted at such meeting shall be the business as described in such notice.*

     4.3 Notice of Board Committee Meetings. Notice of any special meeting of any committee of the Board or, to the extent required pursuant to Section 4.2(a), stated meeting of any committee of the Board shall be sent to each member of such committee at his residence or usual place of business either (a) by reputable overnight delivery service in circumstances to which such service guarantees next day delivery, not later than five business days before the day of such meeting, or (b) by facsimile, telex, telegram or electronic mail, no later than two business days before the day of such meeting. If sent by overnight delivery service, such notice shall be deemed to be given when delivered to such service; if sent by facsimile, telex, telegram or electronic mail, such notice shall be deemed to be given when transmitted. Notice of any meeting of a committee of the Board need not however be given to any member of such committee, if waived by him in writing or if, subject to applicable law, he shall be present at the meeting. Any meeting of a committee of the Board shall be a legal meeting without any notice thereof having been given if all of the members shall be present thereat except when a Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.*

     4.4 Place of Meetings. Meetings of any committee of the Board may be held either within or without the State of Delaware.

     4.5   Quorum and Voting Requirements of Board Committees.

     (a) Until the Termination Date, the quorum and voting requirements of Board Committee meetings shall be as provided in the Restated Certificate.*

     (b) Upon the occurrence of the Termination Date, the presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on a committee of the Board shall constitute a quorum for the transaction of business, and any act of a committee of the Board shall require the affirmative vote of at least a majority of the votes entitled to be cast by the Directors present at a meeting of such committee at which a quorum is present.

     (c) Upon the occurrence of the Termination Date, members of a committee of the Board present at a meeting of such committee, whether or not constituting a quorum, may unanimously appoint other Directors to act at such meeting in place of absent members (other than Employee Directors). The members of any committee of the Board shall act only as a committee of the Board, and the individual members of the Board shall have no power as such.

     4.6 Records. Each Board Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary to each Board
Committee, or a Board Committee may, in its discretion, appoint its own secretary.

     4.7   Vacancies.

     (a) Until the Termination Date, the filing of vacancies on any Board Committee shall be as provided in the Restated Certificate.*

     (b) Upon the occurrence of the Termination Date, except as otherwise provided in the Restated Certificate, any vacancy in any committee of the Board shall be filled by the affirmative vote of a majority of the votes entitled to be cast by the entire Board.

     4.8   Executive Committee.

     (a) Until the Termination Date, the composition, function and powers of the Executive Committee shall be as provided in the Restated Certificate.*

     (b) Upon the occurrence of the Termination Date, in addition to any requirements set forth in the Restated
Certificate, an Executive Committee shall be appointed, to consist of the Chairman, ex officio, and two or more other
Directors; provided, however, that (i) each of the Union
Directors shall be members of the Executive Committee and (ii) at least a majority of the Executive Committee shall consist of Directors who are neither officers nor employees of the Corporation or of any of its affiliated corporations.

     (c) Upon the occurrence of the Termination Date, subject to the provisions of the GCL, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, including, without limitation, the power to authorize the seal of the Corporation to be affixed to all papers that may require it; provided, that neither the Executive Committee nor any other committee of the Board shall be authorized to (i) elect any officer designated as such in Section 5.1 or to fill any vacancy in any such office,
(ii) designate the Chief Executive Officer, (iii) fill any vacancy in the Board or any newly created Directorship, (iv) amend these Restated Bylaws or (v) take any action that under these Restated Bylaws is required to be taken by vote of a specified proportion of the entire Board or of the Directors at the time in office.

     (d) Upon the occurrence of The Termination Date, subject to any provision in the Restated Certificate, any action herein authorized to be taken by the Executive Committee and which is duly taken by it in accordance herewith shall have the same effect as if such action were taken by the Board. Upon the occurrence of the Termination Date, with the exception of members who are also elected officers designated as such in Section 5.1, no member may serve on the Executive Committee more than three consecutive years, but may again serve after an intervening period of at least one year.

                            ARTICLE 5

                  Officers, Employees and Agents:
                       Powers And Duties

     5.1   Officers.

     (a) Until the Termination Date, to the extent provided therein, the appointment of officers of the Corporation shall be as provided in the Restated Certificate.*

     (b) Until the Termination Date, to the extent not otherwise provided in the Restated Certificate, and upon the occurrence of the Termination Date, the officers of the Corporation, who shall be elected by the Board, may be a Chairman of the Board (who shall be a Director) and a Treasurer, and shall be a Chief Executive Officer (who shall be a Director), a President, one or more Vice Presidents, a General Counsel and a Secretary. The Board may also elect such other officers and select such other employees or agents as, from time to time, may appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any officer may also be elected to another office or offices.*

     5.2   Term of Office.

     (a) Until the Termination Date, the term of office for officers of the Corporation shall be as provided in the Restated
Certificate.*

     (b) Upon the occurrence of the Termination Date, so far as practicable, each officer shall be elected at the organization meeting of the Board in each year, and shall hold office until the organization meeting of the Board in the next subsequent year and until his successor is chosen or until his earlier death, resignation or removal in the manner hereinafter provided.

     5.3   Removal of Officers.

     (a) Until the Termination Date, removal of officers of the Corporation shall be as provided in the Restated Certificate; provided, however, that the term of office of the Chief Executive Officer (other than the first Chief Executive Officer following the Effective Time) shall automatically terminate if following his appointment or proposed appointment as Chief Executive Officer he is not elected as a Management Public Director by the Stockholders entitled to vote thereon at the first meeting for the election of Directors at which he is eligible for nomination is a Management Public Director under Subsection 2.3 of Article Fifth of the Restated Certificate. Such automatic termination shall not be applicable in the event that the Chief Executive Officer is not elected as a Management Public Director by the Stockholders entitled to vote thereon at any meeting following such first meeting.*

     (b) Upon the occurrence of the Termination Date, any officer may be removed at any time, either for or without cause, by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, at any meeting called for that purpose.

     5.4   Vacancies.

     (a) Until the Termination Date, vacancies in any office of the Corporation shall be filled as provided in the Restated
Certificate. *

     (b) Upon the occurrence of the Termination Date, if any vacancy occurs in any office, the Board may elect a successor to fill such vacancy for the remainder of the term.

     5.5 Chief Executive Officer. The Chief Executive Officer shall have general and active control of the business and affairs of the Corporation. He shall have general power (a) to execute bonds, deeds and contracts in the name of the Corporation, (b) to affix the corporate seal, (c) to sign stock certificates, (d) subject to the provisions of the Restated Certificate, these Restated Bylaws and the approval of the Board, to select all employees and agents of the Corporation whose selection is not otherwise provided for and to fix the compensation thereof, (e) to remove or suspend any employee or agent who shall not have been selected by the Board, (f) to suspend for cause, pending final action by the Board any employee or agent who shall have been selected by the Board and (g) to exercise all the powers usually and customarily performed by the chief executive officer of a corporation.

     5.6   Chairman of the Board.

     (a) The Board may elect a Director as Chairman of the Board. Until the Termination Date, so long as the Chief Executive
Officer is a Director, he shall also be the Chairman of the Board.*

     (b) The Chairman shall preside at all meetings of Stockholders and of the Board at which he may be present. The
Chairman shall have such other powers and duties as he may be called upon by the Board to perform.

     5.7 President. The President, if not designated as Chief Executive Officer of the Corporation, shall perform such duties as are delegated by the Board, the Chairman or the Chief
Executive Officer. In the event of the absence, disability or vacancy in the office of the Chief Executive Officer, the President shall act in the place of the Chief Executive Officer with authority to exercise all his powers and perform his duties.
In the event no Treasurer is elected, the President shall also have the duties of the Treasurer specified in these Restated Bylaws.

     5.8 Vice Presidents and Other Officers. The several Vice Presidents and other elected officers, including, without limitation, the General Counsel, shall perform all such duties and services as shall be assigned to or required of them, from time to time, by the Board, or the Chief Executive Officer, respectively. In the event of the absence or disability of both the Chairman and the Chief Executive Officer, the President may designate one of the several Vice Presidents to act in his place with authority to exercise all of his powers and perform his duties, provided that the Board may change such designation, or if the President fails or is unable to make such designation, the Board may make such designation at a regular or special meeting called for that purpose.

     5.9 Secretary. The Secretary shall attend to the giving of notice of all meetings of Stockholders and the Board and shall keep and attest true records of all proceedings thereat. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those which are hereinafter directed to be in charge of the Treasurer. He shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his duties.

     5.10 Treasurer. The Treasurer, if any, shall be responsible for the collection, receipt, care, custody and disbursement of the funds of the Corporation and shall deposit or cause to be deposited all funds of the Corporation in and with such depositories as the Board shall, from time to time, direct. He shall have the care and custody of all securities owned by the Corporation, and shall deposit such securities with such banks or in such safe deposit vaults, and under such controls, as the Board shall, from time to time, direct. He shall disburse funds of the Corporation on the basis of vouchers properly approved for payment by the controller of the Corporation or his duly authorized representative. He shall be responsible for the maintenance of detailed records of cash and security transactions and shall prepare such reports thereof as may be required. He shall have the power to sign stock certificates and to endorse for deposit or collection or otherwise all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation and to give proper receipts or discharges therefor.
He shall have such other duties as are commonly incidental to the office of treasurer of a corporation. In the absence of the Treasurer, an Assistant Treasurer shall perform his duties.

     5.11 Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Restated Bylaws or as the Board may, from time to time, determine or as may be assigned to them by any competent superior officer.

     5.12 Compensation. Except as otherwise provided in the Restated Certificate, the compensation of all officers of the Corporation shall be fixed, from time to time, by the Board.


                            ARTICLE 6

                   Stock And Transfers Of Stock

     6.1 Stock Certificates. Every Stockholder shall be entitled to a certificate signed by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by such Stockholder in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, Transfer Agent or Registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, Transfer Agent or Registrar at the date of issuance.

     6.2 Transfer Agents and Registrars. The Board may, in its discretion, appoint responsible banks or trust companies in the Borough of Manhattan, in the City of New York, State of New York, and in such other city or cities as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

     6.3 Transfers of Stock. Except as otherwise provided in the Restated Certificate, and subject to any other transfer restriction applicable thereto, shares of stock may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

     6.4 Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board, in its discretion, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any), provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by them.

     6.5   Record Date.

     (a) In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or, subject to applicable law, to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board is authorized, from time to time, to fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     (b) A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                            ARTICLE 7

                          Miscellaneous

     7.1 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     7.2 Surety Bonds. The Treasurer, each Assistant Treasurer and such other officers or agents of the Corporation as the Board may direct, from time to time, shall be bonded for the faithful performance of their duties in such amounts and by such surety companies as the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Chief Executive Officer.

     7.3 Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer or officers and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board.

                            ARTICLE 8

                           Amendments

     8.1 Amendment of these Restated Bylaws Prior to the Termination Date. Until the Termination Date, notwithstanding that a lesser or no vote of either the Board or the Stockholders may be required by applicable law, and in addition to any other vote of the Board or the Stockholders required by applicable law or the Restated Certificate, (a) any Substantive Amendment to these Restated Bylaws shall be effected as provided in the Restated Certificate and (b) any amendment or supplement to or modification of these Restated Bylaws that is not a Substantive Amendment and any new bylaw provisions not inconsistent with any provision of the Restated Certificate, these Restated Bylaws or applicable law may be effected or adopted, as the case may be, either (i) by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, or (ii) by the affirmative vote of the holders of at least 75% in voting power of the stock present in person or represented by proxy and entitled to vote thereon, at an annual meeting of Stockholders, or at a special meeting thereof, at which a quorum is present, the notice of which meeting shall include the form of the proposed amendment or supplement to or modification of these Restated Bylaws or of the proposed new bylaws, or a summary thereof.*

     8.2 Amendment of these Restated Bylaws Upon the Occurrence of the Termination Date. Upon the occurrence of the Termination Date, except as herein otherwise expressly provided, these Restated Bylaws may be altered or repealed and new bylaws, not inconsistent with any provision of the Restated Certificate or applicable law, may be adopted, either (a) by the affirmative vote of at least a majority of the votes entitled to be cast by the entire Board, or (b) by the affirmative vote of the holders of at least a majority in voting power of the stock present in person or represented by proxy and entitled to vote thereon, at an annual meeting of Stockholders, or at a special meeting thereof, at which a quorum is present, the notice of which meeting shall include the form of the proposed amendment or supplement to or modification of these Restated Bylaws or of the proposed now bylaws, or a summary thereof.